Exhibit 99.1

SOLERA NATIONAL BANCORP, INC. REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS

Q1 2009 Results Reflect Significant Customer Acquisition and Balance Sheet Growth

Q1 2009 Performance Highlights

•                  Strong Loan Production: The loan portfolio grew 45% during Q1 2009 representing a $9.7 million increase from Q4 2008.  On an annual basis, the loan portfolio grew 302% representing a $23.3 million increase from Q1 2008.

•                  Credit Quality Remains Strong:  As a result of prudent risk management policies, Solera National Bank has no non-performing assets as of March 31, 2009.  The bank has established an allowance for loan losses at 1.24% of gross loans as of March 31, 2009.

•                  Customer Deposits: Customer deposits grew 47% during Q1 2009 representing a $17.8 million increase from Q4 2008.  On an annual basis, customer deposits grew 253% representing a $39.8 million increase over Q1 2008.

•                  Number of Accounts: The number of deposit accounts grew 34% to 1,034 accounts as of March 31, 2009 from 773 accounts as of December 31, 2008.  The number of loans grew 19% to 114 as of March 31, 2009 from 96 loans as of December 31, 2008.

•                  Increased Operating Efficiency:   The quarterly operating loss as of March 31, 2009 declined 37% compared to Q4 2008; and declined 16% on an annual basis as compared to Q1 2008.

•                  Continued Capital Strength: Solera National Bank’s capital ratios far exceed the regulatory requirements of a well-capitalized bank.

	Solera National Bank	Well-Capitalized
Tier 1 leverage ratio	19.2%	5.0%
Total risk-based capital ratio	30.2%	10.0%

Lakewood, CO – April 27, 2009 – Solera National Bancorp, Inc. (OTC Bulletin Board: SLRK) (“Company”) today reported first quarter 2009 financial results which reflect strong customer acquisition and balance sheet growth.  Commenting on the first quarter performance, President and Chief Executive Officer, Douglas Crichfield stated, “due to our selective business development efforts, we maintained our credit quality standards while growing our loan portfolio 45% and increasing customer deposits 47% during the first quarter of 2009 as compared to the trailing quarter.”

“We are extremely pleased with the healthy growth in our business— an impressive accomplishment in today’s generally sluggish economy.  Our results speak to the strength of our management team and employees who continue to execute according to plan.”

“The turmoil in the financial sector has created significant opportunities for our Company.  As many of our competitors strive to de-lever the balance sheet, we are opportunistically building new relationships with local businesses, professionals and individuals.”

Balance Sheet Summary at March 31, 2009

The Company reported total assets of $87.4 million as the close of the first quarter, a $19.6 million increase from the balance recorded at December 31, 2008.  Loans represented $31.0 million, or 36%, of total assets at the close of the first quarter, signifying a three-month increase of $9.7 million over the trailing quarter.

At the end of the first quarter of 2009, the Company had no non-performing assets.  As a result of our significant loan growth, the allowance for loan losses was increased by $117,500 from the trailing quarter to $385,500 representing 1.24% of gross loans.

In addition to cash flows generated through loan and securities repayments, the Company’s funding primarily stems from deposits and borrowed funds.  Customer deposits totaled $55.5 million at the end of the current first quarter, representing a three-month increase of $17.8 million and an increase of $39.8 million over Q1 2008.   The Company has the capacity to increase funding through accessing unused, unsecured federal fund purchase lines totaling $11.0 million at quarter-end. Additionally, the Company has significantly more borrowing capacity on a secured basis at the Federal Home Loan Bank Topeka and at a correspondent bank.

Stockholders’ equity totaled $18.6 million at the close of the first quarter, representing a book value of $7.28 per share based on 2,553,671 shares outstanding.

“Our capital strength, ample liquidity, general conservatism and constant focus on risk management creates a solid platform for future growth,” remarked Robert J. Fenton, Executive Vice President and Chief Financial Officer of Solera National Bank.  “We are diligently controlling expenses as we grow the interest-earning assets of the Company.  Our efficiency ratio continues to measurably improve as the Company matures.”

Statement of Operations for the Three Months Ended March 31, 2009

Considerable new account growth in Solera’s customer base contributed, in part, to the reduction in the quarterly net loss.  During the first quarter, the Company reported a net loss of $482,000 representing a 37% decrease from the trailing quarter.

The Company recorded net interest and dividend income of $530,000 in the first quarter, a $253,000, or 91% increase from the first quarter 2008 amount.

The Company generated noninterest income of $150,000 in the first quarter, as compared to $62,000 and $49,000, respectively, in Q4 2008 and Q1 2008.  Noninterest income increased 142% from Q4 2008.

Noninterest expense in the first quarter totaled $1.0 million, reflecting a decline in noninterest expenses of 13% or $150,000 from Q4 2008.

About Solera National Bancorp, Inc.

Solera National Bancorp, Inc. was incorporated in 2006 to organize and serve as the holding company for Solera National Bank which opened for business on September 10, 2007. Solera National Bank is a traditional, community, commercial bank with a core-competency in understanding and servicing Denver’s culturally diverse and dynamic Hispanic market. For more information, visit http://www.solerabank.com.

Cautions Concerning Forward-Looking Statements

All information in this press release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Solera National Bancorp, Inc. (“Company”) and its wholly-owned subsidiary, Solera National Bank (“Bank”), are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with the ability to grow the Bank and the services it provides, the ability to successfully integrate new business lines and expand into new markets, competition in the marketplace, general economic conditions and many other risks described in the Company’s Securities and Exchange Commission filings. The most significant of these uncertainties are described in our 2008 Annual Report on Form 10-K all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the Company has a very limited operating history upon which to base an estimate of its future financial performance; the Company expects to incur losses during its initial years of operations; the Bank’s failure to implement its business strategies may adversely affect the Company’s financial performance; the departures of key personnel or directors may impair the Bank’s operations; and general economic and market conditions. We undertake no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

SOLERA NATIONAL BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

($000s)	3/31/09	12/31/08	3/31/08
ASSETS
Cash and due from banks	$1,577	$1,436	$757
Federal funds sold	—	965	4,280
Investment securities, available-for-sale	52,484	41,557	21,601
FHLB and Federal Reserve Bank stock, at cost	1,069	1,080	525
Interest-bearing deposits with banks	—	—	691
Gross loans	31,066	21,413	7,729
Net deferred (fees)/expenses	(118)	(57)	(6)
Allowance for loan losses	(386)	(268)	(84)
Net loans	30,562	21,088	7,639
Premises and equipment, net	978	1,012	926
Accrued interest receivable	468	383	171
Other assets	244	222	114
TOTAL ASSETS	$87,382	$67,743	$36,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing demand deposits	$5,171	$3,910	$328
Interest-bearing demand deposits	4,372	2,604	434
Savings and money market deposits	8,676	6,873	9,379
Time deposits	37,269	24,275	5,578
TOTAL DEPOSITS	55,488	37,662	15,719

Securities sold under agreements to repurchase and federal funds purchased	1,182	398	—
Accrued interest payable	109	80	31
Accounts payable and other liabilities	1,799	393	193
FHLB borrowings	10,000	10,000	—
Liability for abandoned lease	—	—	76
Deferred rent liability	68	61	40
Capital lease liability	147	156	183
TOTAL LIABILITIES	68,793	48,751	16,243

Common stock	26	26	26
Additional paid-in capital	25,607	25,558	25,410
Accumulated deficit	(7,222)	(6,740)	(5,099)
Accumulated other comprehensive income	179	148	124
TOTAL STOCKHOLDERS’ EQUITY	18,589	18,992	20,461
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$87,382	$67,743	$36,704

SOLERA NATIONAL BANCORP, INC.

CONSOLIDATED INCOME STATEMENTS

(unaudited)

	QUARTER-ENDED
($000s)	3/31/09	12/31/08	3/31/08
Interest and dividend income
Interest and fees on loans	$314	$239	$87
Federal funds sold	1	6	37
Investment securities	598	436	231
Dividends on FHLB and Federal Reserve Bank stocks	10	11	8
Other	—	18	6
Total interest and dividend income	923	710	369

Interest expense
Deposits	295	144	88
Securities sold under agreements to repurchase and federal funds purchased	2	2	—
FHLB borrowings	92	102	—
Capital leases	4	4	4
Total interest expense	393	251	92
Net interest and dividend income	530	458	277
Provision for loan losses	118	88	37
Net interest and dividend income after provision for loan losses	413	370	240

Noninterest income
Customer service and other fees	69	53	6
Gain on sale of securities	77	2	40
Sublease income	4	7	4
Total noninterest income	150	62	49

Noninterest expense
Salaries and employee benefits	612	766	504
Occupancy	136	135	118
Professional fees	116	91	72
Other general and administrative	181	203	167
Total noninterest expense	1,045	1,195	861

Net loss	$(482)	$(763)	$(573)

Number of deposit accounts	1,034	773	393
Number of loan accounts	114	96	38